UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 27, 2007, YRC Worldwide Inc. (the “Company”) gave notice to U.S. Bank National Association (“US Bank”) that on December 28, 2007 (the “Redemption Date”) the Company will redeem the full $150,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2008 (the “Notes”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Redemption Date.

On November 28, 2007, US Bank mailed a redemption notice to registered holders of the Notes setting forth the redemption procedures.

The Company is redeeming the Notes, which were scheduled to mature on May 15, 2008, pursuant to the terms of the Indenture dated as of May 24, 2005, by and among the Company, as issuer, the subsidiaries of the Company party thereto, as guarantors, and US Bank (successor to SunTrust Bank), as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2007

YRC WORLDWIDE INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary